
Aptorum Group Limited (Cayman Islands)
100%
Aptorum Therapeutics Limited (Cayman Islands)
100%
APTUS MANAGEMENT LIMITED (Hong Kong)
92%
Aptorum Medical Limited (Cayman Islands)
100%
Aptorum Group LLC (Nevada)
100%
APM Therapeutics Limited (Hong Kong)
100%
APM Health (Canada) Inc. (Canada)
100%
APM Innovations (Europe) Limited (Ireland)
100%
Aptorum Innovations Holding Limited (Cayman Islands)
75%
Aptorum Innovations Holding Pte. Limited (Singapore)
100%
Aptus Therapeutics (Hong Kong) Limited (Hong Kong)
100%
Aptorum International Limited (United Kingdom)
100%
Aptorum Pharmaceutical Development Limited (Cayman Islands)
100%
Smart Pharmaceutical Development Limited (Cayman Islands)
90%
mTor (Hong Kong) Limited (Hong Kong)
100%
Videns Incorporation Limited (Cayman Islands)
100%
Videns Incorporation (Hong Kong) Limited (Hong Kong)
100%
Nativus Life Sciences Limited (Cayman Islands)
100%
Nativus Life Sciences (Hong Kong) Limited (Hong Kong)
100%
Scipio Life Sciences Limited (Cayman Islands)
100%
Scipio Life Sciences (Hong Kong) Limited (Hong Kong)
100%
Claves Life Sciences Limited (Cayman Islands)
100%
Claves Life Sciences (Hong Kong) Limited (Hong Kong)
100%
Signate Life Sciences Limited (Cayman Islands)
100%
Signate Life Sciences (Hong Kong) Limited (Hong Kong)
80%
Acticule Life Sciences Limited (Cayman Islands)
100%
Acticule Life Sciences (Hong Kong) Limited (Hong Kong)
80%
Lanither Life Sciences Limited (Cayman Islands)
100%
Lanither Life Sciences (Hong Kong) Limited (Hong Kong)
100%
SMTPH Limited (Seychelles)
100%
Smart Pharmaceutical Research Limited (Samoa)
100%
Smart Pharmaceutical Development Pte. Ltd. (Singapore)
99%
1%
Smart Pharmaceutical Limited Partnership (Seychelles)